UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):

November 16, 2007

CHINA RECYCLING ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-12536	90-0093373
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

0000721693	4911-Electric Services	06628887
(Central Index Key)	(Standard Industrial Classification)	(Film Number.)

429 Guangdong Road
Shanghai 200001
People’s Republic of China
 (Address of principal executive offices, including zip code)

(86-21) 6336-8686
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 16, 2007, China Recycling Energy Corporation (the "Company") and its wholly-owned direct and indirect subsidiaries entered into a Stock and Notes Purchase Agreement ("Purchase Agreement") with Carlyle Asia Growth Partners III, L.P., a limited partnership organized under the laws of the Cayman Islands ("CAGP"), and CAGP III Co-Investment, L.P., a limited partnership organized under the laws of the Cayman Islands (together with CAGP, the "Investors").

Under the terms of the Purchase Agreement, the Company sold to the Investors a 10% Secured Convertible Promissory Note in the principal amount of $5,000,000 (the "First Note"). Additionally, the Purchase agreement provides for two subsequent transactions to be effected by the Company and the Investors, which include (i) the issuance by the Company and subscription by the Investors of a total of 4,066,706 shares of common stock of Company, at the price of $1.23 per share for an aggregate purchase price of approximately $5,000,000, and (ii) the issuance and sale by the Company to the Investors of a 5% Secured Convertible Promissory Note in the principal amount of $15,000,000 (the "Second Note" and collectively with the First Note, the "Notes") (the foregoing transactions, together with sale and purchase of the First Note, are hereinafter referred to as the "Offering"). The subsequent transactions are contingent upon the satisfaction of certain conditions specified in the Purchase Agreement, including entry into specified energy and recycling project contracts and the purchase of certain energy recycling systems.

The First Note bears interest at 10% per annum and matures on November 16, 2009. The principal face amount of the First Note, together with any interest thereon, convert, at the option of the holders at any time on or prior to maturity, into shares of the Company’s common stock at an initial conversion price of $1.23 per share (subject to anti-dilution adjustments). The First Note is subject to mandatory conversion upon the consummation of the aforementioned issuance and subscription of shares of the Company’s common stock under the Purchase Agreement. As more fully described in the First Note, the obligations of the Company under the First Note shall rank senior to all other debt of the Company.

If issued, the Second Note will bear interest at 5% per annum and will mature five years from the date of issuance. The Second Note is convertible at a conversion price that is tied to the after-tax net profits of the Company for the fiscal year ending December 31, 2008, as described in the Second Note.

The issuance of securities to the Investors in the Offering is made in reliance on the exemptions from registration provided by (i) Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act") as a transaction by an issuer not involving any public offering and (ii) Regulation S under the Securities Act.

As collateral for the First Note (and the Second Note, if such Second Note is issued), Hanqiao Zheng, the President and a major shareholder of Company, pledged 9,653,471 of the shares of Company’s common stock held by him to secure the First Note (and the Second Note, if such Second Note is issued) (the "Share Pledge Agreement").

In connection with the Offering, the Company, Hanqiao Zheng and Ping Sun entered into a Shareholders Agreement, dated as of November 16, 2007, with the Investors (the "Shareholders Agreement"). The Shareholders Agreement contains certain restrictions on the ability of the parties to the Shareholders Agreement to transfer their shares of the Company’s common stock and provides the Investors with the right to designate up to two directors on the Company’s board of directors and certain other rights, including consent rights over certain transactions and preemptive rights in respect of subsequent issuances by the Company of equity securities.

Additionally, the Company has granted certain registration rights to the Investors requiring the Company to file a registration statement covering the shares of the Company’s common stock acquired by the Investors pursuant to the Offering within one hundred and twenty (120) days from the date of the Purchase Agreement (the "Registration Rights Agreement").

The Company intends to use the net proceeds from the sale of the First Note to cover capital expenditures for its operations in China and other working capital needs.

This Current Report of Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities.

The foregoing is qualified in its entirety by reference to the Purchase Agreement, First Note, Second Note, Share Pledge Agreement, Shareholders Agreement and Registration Rights Agreement filed herewith as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6, respectively, and incorporated hereto by reference.

Item 2.03

Creation of a Direct Financial Obligation or an Obligation Under an Off- Balance Sheet Arrangement of a Registrant.

See Item 1.01 above, which is incorporated herein by reference.

Item 3.02

Unregistered Sales of Equity Securities.

See Item 1.01 above, which is incorporated herein by reference.

The issuance of securities to the Investors in the Offering is made in reliance on the exemptions from registration provided by (i) Section 4(2) of the Securities Act as a transaction by an issuer not involving any public offering and (ii) Regulation S under the Securities Act.

Item 9.01

Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Form of Stock and Notes Purchase Agreement
10.2	Form of 10% Secured Convertible Promissory Note
10.3	Form of 5% Secured Convertible Promissory Note
10.4	Form of Share Pledge Agreement
10.5	Form of Shareholders Agreement
10.6	Form of Registration Rights Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Recycling Energy Corporation

Date: November 16, 2007	/s/Guangyu Wu
Guangyu Wu Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Stock and Notes Purchase Agreement
10.2	Form of 10% Secured Convertible Promissory Note
10.3	Form of 5% Secured Convertible Promissory Note
10.4	Form of Share Pledge Agreement
10.5	Form of Shareholders Agreement
10.6	Form of Registration Rights Agreement